AHOLD FINANCE U.S.A., INC.,

                             KONINKLIJKE AHOLD N.V.

                                       and

                         -------------------------------
                                as Warrant Agent



                                WARRANT AGREEMENT


                          Dated as of __________, _____






     THIS WARRANT AGREEMENT, dated as of __________, _____, among Ahold Finance U.S.A., Inc., a corporation organized under the laws of the State of Delaware, United States (the "Issuer"), Koninklijke Ahold N.V., a company duly organized and existing under the laws of The Netherlands, with its corporate seat in Zaandam (municipality Zaanstad), The Netherlands (the "Parent"), and __________, a [corporation] [national banking association] organized and existing under the laws of __________, as warrant agent (the "Warrant Agent").

     WHEREAS, the Issuer and the Parent have entered into an Indenture dated as of _________, ____ (the "Indenture"), with [if senior debt securities - The Chase Manhattan Bank, a New York banking corporation] [if subordinated debt securities - The Bank of New York, a New York banking corporation], as trustee (the "Trustee"), providing for the issuance from time to time of the Issuer's unsecured debentures, notes, bonds or other evidences of [senior] [subordinated] indebtedness, to be issued in one or more series as provided in the Indenture;

     WHEREAS, the Issuer proposes to sell warrant certificates (such warrant certificates and other warrant certificates issued pursuant to this Agreement herein called the "Warrant Certificates") evidencing one or more warrants (the "Warrants" or, individually, a "Warrant") representing the right to purchase [senior debt securities] [subordinated debt securities] (the "Warrant Debt Securities");

     WHEREAS, the Issuer and the Parent desire the Warrant Agent to act on behalf of the Issuer, and the Warrant Agent is willing to so act, in connection with the issuance, exchange, exercise and replacement of the Warrant Certificates, and in this Agreement wishes to set forth, among other things, the form and provisions of the Warrant Certificates and the terms and conditions on which they may be issued, exchanged, exercised and replaced;

     NOW, THEREFORE, in consideration of the promises and of the mutual agreements herein contained, the parties hereto agree as follows:



                                   ARTICLE I.

                    ISSUANCE, EXECUTION AND COUNTERSIGNATURE
                             OF WARRANT CERTIFICATES

     Section 1.01 Issuance of Warrant Certificates. Upon issuance, each Warrant Certificate shall evidence one or more Warrants. Each Warrant evidenced thereby shall represent the right, subject to the provisions contained herein and therein, to purchase Warrant Debt Securities in the aggregate principal amount of $__________.

     Section 1.02 Form of Warrant Certificates. The Warrant Certificates (including the Form of Exercise and Assignment to be set forth on the reverse thereof) shall be in substantially the form set forth in Exhibit A hereto, shall be printed, lithographed or engraved on steel engraved borders (or in any other manner determined by the officers executing such Warrant Certificates, as evidenced by their  execution of such  Warrant  Certificates)  and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange on which the Warrant Certificates may be listed or as may, consistently herewith, be determined by the officers executing such Warrant Certificates, as evidenced by their execution of the Warrant Certificates.

     Section 1.03 Execution and Countersignature of Warrant Certificates. The Warrant Certificates shall be executed in the name of the Issuer by its president or any vice-president of the Issuer. Such signature may be the manual or facsimile signatures of the present or any future such officers.

     Warrant Certificates evidencing the right to purchase an aggregate principal amount not exceeding $__________ (except as provided in Sections 1.04, 2.03(c), 3.01 and 3.02) may be executed by the Issuer and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter. The Warrant Agent shall, upon receipt of Warrant Certificates duly executed in the name of the Issuer, countersign Warrant Certificates evidencing Warrants representing the right to purchase up to such aggregate principal amount of Warrant Debt Securities and shall deliver such Warrant Certificates to or upon the order of the Issuer. Subsequent to such original issuance of the Warrant Certificates, the Warrant Agent shall countersign a Warrant Certificate only if the Warrant Certificate is issued in exchange or substitution for one or more previously countersigned Warrant Certificates or in connection with their transfer, as hereinafter provided.

     Each Warrant Certificate shall be dated the date of its countersigning by the Warrant Agent.

     No Warrant Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, and no Warrant evidenced thereby shall be exercisable, until such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Issuer shall be conclusive evidence, and the only evidence, that the Warrant Certificate so countersigned has been duly issued hereunder.

     Warrant Certificates bearing the manual or facsimile signatures of individuals who were at the time of issuance of the Warrant Certificates the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the countersigning and delivery of such Warrant Certificates or did not hold such offices at the date of such Warrant Certificates.

     Section 1.04 Temporary Warrant Certificates. Pending the preparation of definitive Warrant Certificates, the Issuer may execute, and upon the order of the Issuer the Warrant Agent shall countersign and deliver, temporary Warrant Certificates which are printed, lithographed, typewritten, mimeographed or otherwise produced substantially of the tenor of the definitive Warrant Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Warrant Certificates may determine, as evidenced by their execution of such Warrant Certificates.

     If temporary Warrant Certificates are issued, the Issuer will cause definitive Warrant Certificates to be prepared without unreasonable delay. After the preparation of definitive Warrant Certificates, the temporary Warrant Certificates shall be exchangeable for definitive Warrant Certificates upon surrender of the temporary Warrant Certificates at the corporate trust office of the Warrant Agent [or ___], without charge to the Holder (as defined in Section
1.06 below). Upon surrender for cancellation of any one or more temporary Warrant Certificates the Issuer shall execute and the Warrant Agent shall countersign and deliver in exchange therefor definitive Warrant Certificates representing the same aggregate number of Warrants. Until so exchanged, the temporary Warrant Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Warrant Certificates.

     Section 1.05 Payment of Taxes. The Parent shall cause the Issuer to pay all stamp taxes and other duties, if any, to which, under the laws of the United States of America or any state or political subdivision thereof, or the laws of The Netherlands or any political subdivision thereof, this Agreement or the original issuance of the Warrant Certificates may be subject.

     Section 1.06 Definition of Holder. [If Warrant Certificates are in registered form, insert - The term "Holder" as used herein shall mean the person in whose name at the time such Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 3.01.] [If Warrant Certificates are in bearer form, insert appropriate provisions.]

                                   ARTICLE II.

                WARRANT PRICE, DURATION AND EXERCISE OF WARRANTS

     Section 2.01 Warrant Price.1 During the period from __________, _____ through and including __________, _____, each Warrant shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase from the Issuer the principal amount of Warrant Debt Securities stated in the Warrant Certificate at the exercise price of _____% of the principal amount thereof [plus accrued amortization, if any, of the original issue discount of the Warrant Debt Securities] [plus accrued interest, if any, from the most recent date from which interest shall have been paid on the Warrant Debt Securities or, if no interest shall have been paid on the Warrant Debt Securities, from __________, _____]. During the period from __________, _____ through and including __________, _____, each Warrant shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase from the Issuer the principal amount of Warrant Debt Securities stated in the Warrant Certificate at the exercise price of _____% of the principal amount thereof [plus accrued amortization, if any, of the original issue discount of the Warrant Debt Securities] [plus accrued interest, if any, from the most recent date from which interest shall have been paid on the Warrant Debt Securities, from __________, _____]. [In each case, the original issue discount ($__________ for each $1,000 principal amount of Warrant Debt Securities) will be amortized at a $__________ annual rate, computed on a[n] [semi-] annual basis [using a 360-day year consisting of twelve 30-day months].] Such exercise price of each Warrant is referred to in this Agreement as the "Exercise Price."

(1) Complete and modify the provisions of this Section as appropriate to reflect the exact terms of the Warrants and the Warrant Debt Securities. Insert redemption provisions if applicable.


     Section 2.02 Duration of Warrants. Any Warrant evidenced by a Warrant Certificate may be exercised at any time, as specified herein, on or after [the date thereof] [__________, ____] and at or before 5:00 p.m., New York City time, on __________, ____ (the "Expiration Date"). Each Warrant not exercised at or before 5:00 p.m., New York City time, on the Expiration Date shall become void, and all rights of the Holder of the Warrant Certificate evidencing such Warrant under this Agreement or otherwise shall cease.

     Section  2.03  Exercise of  Warrants.  (a) During the period  specified  in
Section 2.02, any whole number of Warrants may be exercised by surrendering the Warrant Certificate evidencing such Warrants at the place or at the places set forth in the Warrant Certificate, with the purchase form set forth in the Warrant Certificate duly executed, accompanied by payment in full, in lawful money of the United States of America, [in cash or by certified check or official bank check in New York Clearing House funds] [by bank wire transfer in immediately available funds], of the Exercise Price for each Warrant exercised. The date on which payment in full of the Exercise Price for a Warrant and the duly executed and completed Warrant Certificate are received by the Warrant Agent shall be deemed to be the date on which such Warrant is exercised. The Warrant Agent shall deposit all funds received by it as payment for the exercise of Warrants to the account of the Issuer maintained with it for such purpose and shall advise the Parent and the Issuer by telephone at the end of each day on which such a payment is received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephonic advice to the Parent and the Issuer in writing.

     (b) The Warrant Agent shall from time to time, as promptly as practicable after the exercise of any Warrants in accordance with the terms and conditions of this Agreement and the Warrant Certificates, advise the Issuer of (i) the number of Warrants so exercised, (ii) the instructions of each Holder of the Warrant Certificates evidencing such Warrants with respect to delivery of the Warrant Debt Securities to which such Holder is entitled upon such exercise, and instructions of such Holder as to delivery of Warrant Certificates evidencing the balance, if any, of the Warrants remaining after such exercise, and (iii) such other information as the Issuer shall reasonably require.

     (c) As soon as practicable after the exercise of any Warrants, the Issuer shall issue, pursuant to the Indenture, in authorized denominations, to or upon the order of the Holder of the Warrant Certificate evidencing such Warrants, the Warrant Debt Security or Warrant Debt Securities to which such Holder is entitled [If Warrant Certificates are in registered form, insert -, registered in such name or names as may be directed by such Holder]; and, if fewer than all of the Warrants evidenced by such Warrant Certificate were exercised, the Issuer shall execute and an authorized officer of the Warrant Agent shall manually countersign and deliver a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

     (d) The Issuer shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issuance of the Warrant Debt Securities; and in the event that any such transfer is involved, the Issuer shall not be required to issue or deliver any Warrant Debt Securities until such tax or other charge shall have been paid or it has been established to the Issuer's satisfaction that no such tax or other charge is due.

                                  ARTICLE III.

             [REGISTRATION,] EXCHANGE, TRANSFER AND SUBSTITUTION OF
                              WARRANT CERTIFICATES

     Section 3.01 [Registration;] Exchange and Transfer of Warrant Certificates. [If Warrant Certificates are in registered form, insert - The Warrant Agent shall keep, at its corporate trust office [and at __________], books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates and transfers of outstanding Warrant Certificates. Upon surrender at the corporate trust office of the Warrant Agent [or __________] of Warrant Certificates properly endorsed, accompanied by appropriate instruments of transfer and accompanied by written instructions for transfer or exchange, all in form satisfactory to the Issuer and the Warrant Agent, such Warrant Certificates may be exchanged for other Warrant Certificates or may be transferred in whole or in part; provided that Warrant Certificates issued in exchange for or upon transfer of surrendered Warrant Certificates shall evidence the same aggregate number of Warrants as the Warrant Certificates so surrendered. No service charge shall be made for any exchange or transfer of Warrant Certificates, but the Issuer may require payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection with any such exchange or transfer. Whenever any Warrant Certificates are so surrendered for exchange or transfer, the Issuer shall execute and an authorized officer of the Warrant Agent shall manually countersign and deliver to the person or persons entitled thereto a Warrant Certificate or Warrant Certificates as so requested. The Warrant Agent shall not be required to effect any exchange or transfer which would result in the issuance of a Warrant Certificate evidencing a fraction of a Warrant or a number of full Warrants and a fraction of a Warrant. All Warrant Certificates issued upon any exchange or transfer of Warrant Certificates shall evidence the same obligations, and be entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such exchange or transfer. [If Warrant Certificates are in bearer form, insert appropriate provisions.]

     Section 3.02 Mutilated, Destroyed, Lost or Stolen Warrant Certificates. If any mutilated Warrant Certificate is surrendered to the Warrant Agent, the
Issuer shall execute and an officer of the Warrant Agent shall manually countersign and deliver in exchange therefor a new Warrant Certificate of like tenor and bearing a number not contemporaneously outstanding. If there shall be delivered to the Issuer and the Warrant Agent (i) evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate and of the ownership thereof and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Issuer or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Issuer shall execute and upon its request an officer of the Warrant Agent shall manually countersign and deliver, in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and bearing a number not contemporaneously outstanding. Upon the issuance of any new Warrant Certificate under this Section, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith. Every new Warrant Certificate issued pursuant to this Section in lieu of any destroyed, lost or stolen Warrant Certificate shall evidence an original additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this
Agreement equally and proportionately with any and all other Warrant Certificates duly issued hereunder. The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Warrant Certificates.

     Section 3.03 Persons Deemed Owners. [If Warrant Certificates are in registered form, insert - Prior to due presentment of a Warrant Certificate for registration of transfer, the Issuer, the Warrant Agent and all other persons may treat the Holder as the owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, any notice to the contrary notwithstanding.] [If Warrant Certificates are in bearer form, insert appropriate provisions.]

     Section 3.04 Cancellation of Warrant Certificates. Any Warrant Certificate surrendered for exchange, transfer or exercise of the Warrants evidenced thereby shall, if surrendered to the Issuer, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly canceled by it and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in lieu or in exchange thereof. The Issuer may at any time deliver to the Warrant Agent for cancellation any Warrant Certificates previously issued hereunder which the Issuer may have acquired in any manner whatsoever, and all Warrant Certificates so delivered shall be promptly canceled by the Warrant Agent. All canceled Warrant Certificates held by the Warrant Agent shall be destroyed by it, unless the Issuer requests by written order that such canceled Certificates be returned to the Issuer. [If Warrant Certificates are in bearer form, insert appropriate provision.]

                                   ARTICLE IV.

                     OTHER PROVISIONS RELATING TO RIGHTS OF
                         HOLDERS OF WARRANT CERTIFICATES

     Section 4.01 No Rights as Holders of Warrant Debt Securities Conferred by Warrants or Warrant Certificates. No Warrant Certificate or Warrant evidenced thereby shall entitle the Holder thereof to any of the rights of a Holder of the Warrant Debt Securities, including, without limitation, the right to receive the payment of principal of (or premium, if any) or interest, if any, on the Warrant Debt Securities or to enforce any of the covenants in the Indenture.

     Section 4.02 Holder of Warrant Certificate May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any Holder of any Warrant Certificate, without the consent of the Warrant Agent, any stockholder or the Holder of any other Warrant Certificate, may, in such Holder's own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Issuer suitable to enforce or otherwise in respect of, such Holder's right to exercise the Warrant or Warrants evidenced by such Holder's Warrant Certificate in the manner provided in the Warrant Certificates and in this Agreement.

                                   ARTICLE V.

                          CONCERNING THE WARRANT AGENT

     Section 5.01 Warrant Agent. The Issuer hereby appoints __________ as Warrant Agent of the Issuer in respect of the Warrants and the Warrant Certificates upon the terms and subject to the conditions herein set forth, and __________ hereby accepts such appointment. The Warrant Agent shall have the power and authority granted to and conferred upon it in the Warrant Certificates and hereby and such further power and authority to act in the name of the Issuer as the Issuer may hereafter grant to or confer upon it. All of the terms and provisions with respect to such power and authority contained in the Warrant Certificates are subject to and governed by the terms and provisions hereof.

     Section 5.02 Conditions of Warrant Agent's Obligations. The Warrant Agent accepts its obligations herein set forth, upon the terms and conditions hereof, including the following, to all of which the Issuer agrees and to all of which the rights hereunder of the Holders from time to time of the Warrant Certificates shall be subject:

          (a) Compensation and Indemnification. The Issuer agrees (and the Parent agrees to cause the Issuer) to promptly pay the Warrant Agent the compensation to be agreed upon with the Issuer for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for reasonable out-of-pocket expenses (including counsel fees) incurred by the Warrant Agent in connection with the services rendered hereunder by the Warrant Agent. The Parent also agrees to cause the Issuer to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance at any time of its powers or duties hereunder. The obligations of the Parent and the Issuer under this subsection (a) shall survive the exercise of the Warrant Certificates and the resignation or removal of the Warrant Agent.

          (b) Agent for the Issuer. In acting under this Warrant Agreement and in connection with the Warrant Certificates, the Warrant Agent is acting solely as agent of the Issuer and does not assume any obligation or relationship of agency or trust for or with any of the owners or Holders of the Warrant Certificates.

          (c) Counsel. The Warrant Agent may consult with counsel, which may include counsel for the Issuer, and the written advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (d) Documents. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or omitted by it in reliance upon any Warrant Certificates, notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

          (e) Certain Transactions. The Warrant Agent, any of its officers, directors and employees, or any other agent of the Issuer or the Parent, in its individual or any other capacity, may become the owner of, or acquire any interest in, any Warrant Certificates, with the same rights that it would have if it were not such Warrant Agent, officer, director, employee or other agent, and, to the extent permitted by applicable law, it may engage or be interested in any financial or other transaction with the Issuer and may act on, or as depositary, trustee or agent for, any committee or body of holders of Warrant Debt Securities or other obligations of the Issuer as freely as if it were not such Warrant Agent.

          (f) No Liability for Interest. The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Warrant Certificates.

          (g) No Liability for Invalidity. The Warrant Agent shall not incur any liability with respect to the validity of this Agreement or any of the Warrant Certificates.

          (h) No Responsibility for Representations. The Warrant Agent shall not be responsible for any of the Recitals or representations contained herein or in the Warrant Certificates (except as to the Warrant Agent's Certificate of Authentication thereon), all of which are made solely by the Issuer.

          (i) No Implied Obligations. The Warrant Agent shall be obligated to perform such duties as are herein and in the Warrant Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Warrant Certificates against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Issuer of any of the Warrant Certificates countersigned by the Warrant Agent and delivered by it to the Issuer pursuant to this Agreement or for the application by the Issuer of the proceeds of the Warrant Certificates or any exercise of the Warrants evidenced thereby. The Warrant Agent shall have no duty or responsibility in case of any default by the Issuer in the performance of its covenants or agreements contained herein or in the Warrant Certificates or in the case of the receipt of any written demand from a Holder of a Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in
     Section 6.04 hereof, to make any demand upon the Issuer.

     Section 5.03 Resignation, Removal and Appointment of Successor. (a) The Issuer agrees, for the benefit of the Holders from time to time of the Warrant Certificates, that there shall at all times be a Warrant Agent hereunder until all of the Warrant Certificates are no longer exercisable.

     (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Issuer of such intention on its part, specifying the date on which it desires its resignation to become effective; provided that, without the consent of the Issuer, such date shall not be less than three months after the date on which such notice is given. The Warrant Agent hereunder may be removed at any time by the delivery to it of an instrument in writing signed by or in the name of the Issuer and specifying such removal and the date on which the Issuer expects such removal to become effective. Such resignation or removal shall take effect upon the appointment by the Issuer of a successor Warrant Agent (which shall be a bank or trust Company organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust powers) by an instrument in writing delivered to such successor Warrant Agent and the acceptance of such appointment by such successor Warrant Agent pursuant to
Section 5.03(d).

     (c) In case at any time the Warrant Agent shall resign, or be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or make an assignment for the benefit of its creditors or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, a successor Warrant Agent, qualified as aforesaid, shall be appointed by the Issuer by an instrument delivered to the successor Warrant Agent. Upon appointment as aforesaid of a successor Warrant Agent acceptance by the latter of such appointment, the previous Warrant Agent shall cease to be Warrant Agent hereunder.

     (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Issuer an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent hereunder.

     (e) Any entity into which the Warrant Agent hereunder may be merged or converted or any entity with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Warrant Agent, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such successor Warrant Agent shall be qualified as aforesaid.

                                   ARTICLE VI.

                                  MISCELLANEOUS

     Section 6.01 Consolidations and Mergers of the Issuer or the Parent and Sales, Leases and Conveyances Permitted Subject to Certain Conditions. (a) The Issuer may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other entity, provided that in any such case, either the Issuer shall be the continuing corporation, or the successor entity shall expressly assume the obligations of the Issuer hereunder and under the Warrants.

     (b) The Parent may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other entity, provided that in any such case, either the Parent shall be the continuing corporation, or the successor entity shall expressly assume the obligations of the Parent hereunder.

     Section 6.02 Rights and Duties of Successor Entity. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor entity, such successor entity shall succeed to and be substituted for the Issuer or the Parent, as the case may be, with the same effect as if it had been named herein, and the predecessor entity, except in the event of a lease, shall be relieved of any further obligation under this Agreement and the Warrants. Any successor entity to the Issuer thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer, any or all of the Warrant Certificates or the Warrant Debt Securities issuable pursuant to the terms hereof.

     Section 6.03 Amendment. (a) This Agreement may be amended or supplemented by the parties hereto, without the consent of the Holder of any Warrant Certificate, for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or in the Warrants, or making such provisions in regard to any matters or questions arising under this Agreement or the Warrants as the Issuer may deem necessary or desirable; provided that (i) the written consent of the Holders of a majority of the Warrant Certificates issued hereunder shall be required for any amendment or supplement to this Agreement which materially and adversely affects the rights of any Holder of any Warrant Certificate and (ii) the written consent of each Holder of the Warrants thereby affected shall be required for any amendment or supplement to this Agreement that (A) increases the Exercise Price for the Warrants, (B) shortens the period during which the Warrants may be exercised, [if applicable - (C) reduces the price at which the Warrants may be redeemed by the Issuer,] or [(C)][(D)] materially and adversely affects the exercise rights of any Holder of any Warrant Certificate.

     (b) The Warrant Agent may, but shall not be obligated to, enter into any amendment to this Agreement which affects the Warrant Agent's own rights, duties or immunities under this Agreement or otherwise.

     Section 6.04 Notices and Demands to the Issuer and Warrant Agent. If the Warrant Agent shall receive any notice or demand addressed to the Issuer by the Holder of a Warrant Certificate pursuant to the provisions of the Warrant Certificates, the Warrant Agent shall promptly forward such notice or demand to the Issuer.

     Section 6.05 Addresses. Any communications from the Issuer or the Parent to the Warrant Agent with respect to this Agreement shall be addressed to __________, Attention: __________ (or such other address as shall be specified in writing to the Issuer and the Parent by the Warrant Agent). Any communications from the Warrant Agent to the Issuer with respect to this Agreement shall be addressed to Ahold Finance U.S.A., Inc., One Atlanta Plaza, 950 East Paces Ferry Road, Suite 2575, Atlanta, Georgia, 30326, Attention:
Treasurer (or such other address as shall be specified in writing to the Warrant Agent by the Issuer). Any communications from the Warrant Agent to the Parent with respect to this Agreement shall be addressed to Koninklijke Ahold N.V., Albert Heijnweg 1, 1507 EH Zaandam, The Netherlands, Attention, Treasurer (or such other address as shall be specified in writing to the Warrant Agent by the Parent).

     Section 6.06 Governing Law. This Agreement and each Warrant Certificate issued hereunder shall be governed by and construed in accordance with the laws of the State of New York.

     Section 6.07 Delivery of Prospectus. The Issuer will furnish to the Warrant Agent sufficient copies of a prospectus, appropriately supplemented, relating to the Warrant Debt Securities (the "Prospectus"), and the Warrant Agent agrees that, upon the exercise of any Warrant, the Warrant Agent will deliver to the person designated to receive a Warrant Debt Security, prior to or concurrently with the delivery of such securities, a Prospectus.

     Section 6.08 Obtaining of Governmental Approvals. The Issuer will from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under the laws of The Netherlands and under United States federal and state laws (including, without limitation, the maintenance of the effectiveness of a registration statement in respect of the Warrant Debt Securities under the Securities Act of 1933, as amended), which may be or become required in connection with exercise of Warrants and the original issuance and delivery of the Warrant Debt Securities in connection with such exercise.

     Section 6.09 Persons Having Rights under Warrant Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Issuer, the Parent, the Warrant Agent and the Holders of the Warrant Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Issuer, the Parent and the Warrant Agent and their successors and of the Holders of the Warrant Certificates.

     Section 6.10 Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 6.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 6.12 Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent [and at __________] for inspection by the Holder of any Warrant Certificate. The Warrant Agent may require such Holder to submit such Holder's Warrant Certificate for inspection by it.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                       AHOLD FINANCE U.S.A. INC.



                                       By:__________________________________
                                          Name:
                                          Title:


                                       KONINKLIJKE AHOLD N.V.



                                       By:__________________________________
                                          Name:
                                          Title:


                                       [WARRANT AGENT]



                                       By:__________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

                                     [Face]

Form of Legend if offered Debt Securities                                       [Prior to __________,
with Warrants which are not immediately                                         this Warrant Certificate
detachable:                                                                     may be transferred or
                                                                                exchanged if and only
                                                                                if the [Title of Debt
                                                                                Security] to which it was
                                                                                initially attached is so
                                                                                transferred or exchanged.]

Form of Legend if Warrants are not                                              [Prior to __________,
immediately exercisable:                                                        Warrants evidenced by this
                                                                                Warrant Certificate cannot
                                                                                be exercised.]


                EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
                            AGENT AS PROVIDED HEREIN

          VOID AFTER 5:00 P.M., NEW YORK CITY TIME, ON __________, ____

                            AHOLD FINANCE U.S.A. INC.

                        Warrant Certificate representing
                              Warrants to purchase
                       [Title of Warrant Debt Securities]
                              as described herein.

                                 _______________

No. ________ Warrants

     This certifies that __________ is the Holder of the number of Warrants indicated above, each Warrant entitling such Holder to purchase, at any time [after 5:00 p.m., New York City time, on __________, _____, and] on or before 5:00 p.m., New York City time, on __________, _____, $ __________, principal amount of [Title of Warrant Debt Securities] (the "Warrant Debt Securities") of Ahold Finance U.S.A. Inc., (the "Issuer"), issued or to be issued under the Indenture hereinafter defined), on the following basis.2 [During the period from __________, _____ through and including __________, _____, each Warrant shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase from the Issuer the principal amount of Warrant Debt Securities stated in the Warrant Certificate at the exercise price of _____% of the principal amount thereof [plus accrued amortization, if any, of the original issue discount of the Warrant Debt Securities] [plus accrued interest, if any, from the most recent date from which interest shall have been paid on the Warrant Debt Securities or, if no interest shall have been paid on the Warrant Debt Securities, from __________, _____, ]; during the period from __________, _____
through and including __________, _____, each Warrant shall entitle the Holder thereof, subject to the provisions of this Agreement, to purchase from the Issuer the principal amount of Warrant Debt Securities stated in the Warrant Certificate at the exercise price of _____% of the principal amount thereof [plus accrued amortization, if any, of the original issue discount of the Warrant Debt Securities] [plus accrued interest, if any, from the most recent date from which interest shall have been paid on the Warrant Debt Securities or, if no interest shall have been paid on the Warrant Debt Securities, from __________, _____.] [In each case, the original issue discount ($ __________ for each $1,000 principal amount of Warrant Debt Securities) will be amortized at a _____% annual rate, computed on a[n] [semi]-annual basis [, using a 360-day year consisting of twelve 30-day months]] (the "Exercise Price"). The Holder of this Warrant Certificate may exercise the Warrants evidenced hereby, in whole or in part, by surrendering this Warrant Certificate, with the purchase form set forth hereon duly completed, accompanied by payment in full, in lawful money of the United States of America, [in cash or by certified check or official bank check in New York Clearing House funds or by bank wire transfer in immediately available funds], the Exercise Price for each Warrant exercised, to the Warrant Agent (as hereinafter defined), at the corporate trust office of [name of Warrant Agent], or its successor as warrant agent (the "Warrant Agent") [or at __________], at the addresses specified on the reverse hereof and upon compliance with and subject to the conditions set forth herein and in the Warrant Agreement (as hereinafter defined). This Warrant Certificate may be exercised only for the purchase of Warrant Debt Securities in the principal amount of [$1,000] or any integral multiple thereof.

(2) Complete and modify the following provisions as appropriate to reflect the terms of the Warrants and the Warrant Debt Securities.


     [If Warrant Certificates are in registered form, insert - The term "Holder" as used herein shall mean the person in whose name at the time such Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose pursuant to Section 3.01.] [If Warrant Certificates are in bearer form, insert appropriate provisions.]

     Any whole number of Warrants evidenced by this Warrant Certificate may be exercised to purchase Warrant Debt Securities. Upon any exercise of fewer than all of the Warrants evidenced by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate evidencing the number of Warrants remaining unexercised.

     This Warrant Certificate is issued under and in accordance with the Warrant Agreement dated as of __________, _____ (the "Warrant Agreement"), between the Issuer, Koninklijke Ahold N.V. and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate consents by acceptance hereof. Copies of the Warrant Agreement are on file at the above-mentioned office of the Warrant Agent [and at __________].

     The Warrant Debt Securities to be issued and delivered upon the exercise of Warrants evidenced by this Warrant Certificate will be issued under and in accordance with an Indenture, dated as of _________, ___ (the "Indenture"), between the Issuer and [if senior debt securities - The Chase Manhattan Bank, a New York banking corporation] [if subordinated debt securities - The Bank of New York, a New York banking corporation], as trustee (such trustee, and any successors to such trustee, the "Trustee") and will be subject to the terms and provisions contained in the Warrant Debt Securities and in the Indenture. Copies of the Indenture, including the form of the Warrant Debt Securities, are on file at the corporate trust office of the Trustee [and at __________].

     [If Warrant Certificates are in registered form, insert - This Warrant Certificate, and all rights hereunder, may be transferred when surrendered at the corporate trust office of the Warrant Agent [or __________] by the registered owner or his assigns, in person or by an attorney duly authorized in writing, in the manner and subject to the limitations provided in the Warrant Agreement.] [If Warrant Certificates are in bearer form, insert appropriate provisions.]

     After countersignature by the Warrant Agent and prior to the expiration of this Warrant Certificate, this Warrant Certificate may be exchanged at the corporate trust office of the Warrant Agent [or at __________] for Warrant Certificates representing the same aggregate number of Warrants.

     This Warrant Certificate shall not entitle the Holder hereof to any of the rights of a registered holder of the Warrant Debt Securities, including, without limitation, the right to receive payments of principal of (and premium, if any) or interest, if any, on the Warrant Debt Securities or to enforce any of the covenants of the Indenture.

     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     This Warrant Certificate shall not be valid or obligatory for any purpose until validly countersigned by the Warrant Agent.

     IN WITNESS WHEREOF, the Issuer has caused this Warrant Certificate to be duty executed.

Dated: __________, _____


                                        AHOLD FINANCE U.S.A., INC.


                                       By:__________________________________
                                          Name:
                                          Title:

____________________
   As Warrant Agent



By: ____________________
    Authorized Signature

                     [REVERSE] [FORM OF WARRANT CERTIFICATE]

                     (Instructions for Exercise of Warrants)

     To exercise any Warrants evidenced hereby, the Holder of this Warrant Certificate must pay [in cash or by certified check or official bank check in New York Clearing House funds or by bank wire transfer in immediately available funds], the Exercise Price in full for each of the Warrants exercised, to
__________,  Corporate  Trust  Department,   __________,  Attn:  __________  [or
__________], which payment should specify the name of the Holder of this Warrant Certificate and the number of Warrants exercised by such Holder. In addition, the Holder of this Warrant Certificate should complete the information required below and present in person or mail by registered mail this Warrant Certificate to the Warrant Agent at the addresses set forth below.

                               [FORM OF EXERCISE)

                   (To be executed upon exercise of Warrants.)

     The undersigned hereby irrevocably elects to exercise Warrants, represented by this Warrant Certificate, to purchase __________principal amount of the [Title of Warrant Debt Securities] (the "Warrant Debt Securities") of Ahold Finance U.S.A. Inc. and represents that payment has been tendered for such Warrant Debt Securities [in cash or by certified check or official bank check in New York Clearing House funds or by bank wire transfer in immediately available funds] to the order of Ahold Finance U.S.A. Inc., c/o Treasurer, in the amount of __________ in accordance with the terms hereof. The undersigned requests that said principal amount of Warrant Debt Securities be in the authorized denominations, [registered in such names] and delivered, all as specified in accordance with the instructions set forth below.

     If said principal amount of Warrant Debt Securities is less than all of the Warrant Debt Securities purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrants evidenced hereby be issued and delivered to the undersigned unless otherwise specified in the instructions below.


       Dated:

                                                                           Name ________________________
                                                                                (Please Print)

_______________________
(Insert Social Security or
other Identifying Number of
Holder)
                                                                           Address ______________________

                                                                           _____________________________
                                                                           Signature
                                                                                    _____________________

                                                                           (Signature must conform in all respects
                                                                           to name of holder as specified on the
                                                                           face of this Warrant Certificate and must
                                                                           bear a signature guarantee by a bank or
                                                                           trust company.)

This Warrant may be exercised at the following addresses:

                  By hand at
                                        _________________________
                                        _________________________
                                        _________________________
                                        _________________________



                  By mail at
                                        _________________________
                                        _________________________
                                        _________________________
                                        _________________________



________________________